Exhibit 99.1

NEWS RELEASE

Range Announces First Quarter 2021 Financial Results

FORT WORTH, TEXAS, April 26, 2021…RANGE RESOURCES CORPORATION (NYSE: RRC) today announced its first quarter 2021 financial results.

Highlights –

•	Realizations before index hedges of $3.20 per mcfe, or approximately $0.51 above NYMEX natural gas.
•	Pre-hedge NGL realization of $26.35 per barrel, highest since late 2018.
•	NGL differential of $1.52 per barrel above Mont Belvieu, best in Company history.
•	Natural gas differentials, including basis hedging, averaged $0.14 per mcf below NYMEX.
•	Production averaged 2,081 Mmcfe per day, approximately 70% natural gas.
•	All-in first quarter capital spending was $105 million, approximately 25% of the annual budget.
•	Approximately 45% of pre-hedge revenue from liquids sales.
•	In March, Range’s $3.0 billion borrowing base and $2.4 billion elected commitment were reaffirmed.
•	In April, Range redeemed approximately $63.3 million of senior notes and senior subordinated notes due between 2021 and 2023.

Commenting on the quarter, Jeff Ventura, the Company’s CEO said, “Range continues to make progress on key near-term objectives: improving margins with a focus on cost structure, generating free cash flow, enhancing liquidity, and operating safely while maintaining peer-leading capital efficiency.  There were sizable improvements in pricing quarter-over-quarter leading to Range’s $193 million in cash flow from operations before changes in working capital.  The corresponding capital spending of $105 million generated solid free cash flow for the quarter.

Range remains committed to disciplined capital spending and generating sustainable free cash flow.  Over time, we believe Range will be differentiated as a result of our low sustaining capital, competitive cost structure, marketing strategies, environmental leadership and importantly, our multi-decade core inventory life, which will be an increasing competitive advantage in the years to come.”

Financial Discussion

Except for generally accepted accounting principles (GAAP) reported amounts, specific expense categories exclude non-cash impairments, unrealized mark-to-market adjustment on derivatives, stock-based compensation and other items shown separately on the attached tables.  “Unit costs” as used in this release are composed of direct operating, transportation, gathering, processing and compression, production and ad valorem taxes, general and administrative, interest and depletion, depreciation and amortization costs divided by production.  See “Non-GAAP Financial Measures” for a definition of each of the non-GAAP financial measures and the tables that reconcile each of the non-GAAP measures to their most directly comparable GAAP financial measure.

First Quarter 2021

GAAP revenues for first quarter 2021 totaled $626 million, GAAP net cash provided from operating activities (including changes in working capital) was $109 million, and GAAP net income was $27 million ($0.11 per diluted share).  First quarter earnings results include a $58 million derivative fair value loss due to increases in commodity prices.

Non-GAAP revenues for first quarter 2021 totaled $645 million, and cash flow from operations before changes in working capital, a non-GAAP measure, was $193 million.  Adjusted net income comparable to analysts’ estimates, a non-GAAP measure, was $73 million ($0.30 per diluted share) in first quarter 2021.

The following table details Range’s average production and realized pricing for first quarter 2021(a):

	1Q21 Production & Realized Pricing
	Natural Gas (Mcf)	Oil (Bbl)	NGLs (Bbl)	Natural Gas Equivalent (Mcfe)

Net Production per day	1,448,097	8,422	97,144	2,081,493

Average index price(b)	$ 2.69	$ 58.06	$ 24.83
Differential	(0.11)	(9.06)	1.52
Basis hedging	(0.03)	-	-
Realized prices before index hedges	$2.55	$ 49.00	$ 26.35	$ 3.20
Settled index hedges	0.02	(9.40)	(3.54)	(0.19)
Average realized prices after hedges	$ 2.57	$ 39.59	$ 22.82	$ 3.01

(a)	May not add due to rounding
(b)	Indexes include NYMEX-Henry Hub, NYMEX-WTI and OPIS-Mont Belvieu for natural gas, oil and NGLs, respectively

Total production for first quarter 2021 averaged approximately 2,081 net Mmcfe per day.  By area, southwest Marcellus production averaged 2.0 Bcfe per day while the northeast Marcellus assets averaged 77 net Mmcf per day during the quarter.

First quarter 2021 natural gas, NGLs and oil price realizations (including the impact of cash-settled hedges and derivative settlements which correspond to analysts’ estimates) averaged $3.01 per mcfe.

•

The average natural gas price, including the impact of basis hedging, was $2.55 per mcf, or a ($0.14) per mcf differential to NYMEX.  The first quarter natural gas differential includes the benefit of improved regional basis and positive impact of higher daily prices in February.  The Company’s average 2021 natural gas differential to NYMEX remains within an expected range of ($0.30) to ($0.40) per mcf.

•

Pre-hedge NGL realizations were $26.35 per barrel, an improvement of $8.33 per barrel versus the fourth quarter of 2020 driven by an improving market for propane and heavier products.  At a $1.52 premium over Mont Belvieu equivalent, the first quarter premium was the best in Company history.  Range continues to see strong NGL export premiums at Marcus Hook because of the Company’s access to international markets and diversified portfolio of sales agreements.  As a result of these improvements, the Company expects to average a pre-hedge premium differential to Mont Belvieu equivalent of $0.50 - $2.00 per barrel for 2021.

•

Crude oil and condensate price realizations, before realized hedges, averaged $49.00 per barrel, or $9.06 below WTI (West Texas Intermediate).  Range expects an improving condensate differential to WTI during 2021, between $7-$9 below NYMEX, as regional production continues to decline and demand for transportation fuels recovers.

The following table details Range’s unit costs per mcfe(a):

Expenses	1Q 2021 ($/Mcfe)	1Q 2020 ($/Mcfe)	Increase (Decrease)

Direct operating(a)	$0.09	$0.15	(40%)
Transportation, gathering, processing and compression	1.46	1.36	7%
Production and ad valorem taxes	0.02	0.04	(50%)
General and administrative(a)	0.15	0.16	(6%)
Interest expense(a)	0.29	0.22	32%
Total cash unit costs(b)	2.02	1.93	5%
Depletion, depreciation and amortization (DD&A)	0.47	0.49	(4%)
Total unit costs plus DD&A(b)	$2.50	$2.43	3%

(a)	Excludes stock-based compensation, legal settlements and amortization of deferred financing costs.
(b)	May not add due to rounding.

Capital Expenditures

First quarter 2021 drilling and completion expenditures were $97.1 million.  In addition, during the quarter, $6.4 million was invested on acreage leasehold and $1.9 million on gathering systems and other.  First quarter investments represent approximately 25% of Range’s total capital budget of $425 million in 2021.

Financial Position

In January 2021, Range issued $600.0 million aggregate principal amount of 8.25% senior notes due 2029 and used net proceeds to repay borrowings under its bank credit facility. In April 2021, Range redeemed outstanding principal amounts of senior notes due in 2021 and 2022 totaling approximately $26.0 million and senior subordinated notes due in 2021, 2022 and 2023 totaling approximately $37.3 million.  Proforma the April redemptions, Range has approximately $218 million in notes that mature through 2022, which are expected to be redeemed via free cash flow at current strip pricing.

Range’s $3.0 billion borrowing base and $2.4 billion commitment amount were reaffirmed during first quarter 2021 with no changes to financial covenants.  The credit facility matures on April 13, 2023 and is subject to semi-annual redeterminations. As of March 31, 2021, Range had total debt outstanding of $3.1 billion, consisting of $124 million in bank debt, $3.0 billion in senior notes and $37 million in senior subordinated notes.  The Company had over $1.9 billion of borrowing capacity under the current commitment amount at the end of the first quarter.

Operational Activity

The table below summarizes estimated activity for 2021 regarding the number of wells to sales for each area.

	Wells TIL 1Q 2021	Calendar 2021 Planned TIL	Remaining 2021
SW PA Super-Rich	6	17	11
SW PA Wet	3	18	15
SW PA Dry	7	24	17
Total Wells	16	59	43

NGL Marketing and Transportation

Range’s liquids marketing continued to expand premiums relative to Mont Belvieu pricing, with first quarter NGL realizations averaging a $1.52 premium per barrel, a best in Company history.  The portfolio of domestic and international ethane contracts performed very well during the quarter and generated a significant uplift relative to Mont Belvieu while propane and butane markets benefited from an increase in Marcus Hook export premiums and a supportive macro environment.

Starting April 2021, Range will have an additional 5,000 barrels per day of Mariner East capacity, which is expected to be fully utilized with existing production.  In addition, Range has secured new and diverse LPG export-related contracts.  These contracts add flexibility, reduce costs, and further enhance realized propane and butane prices, and continue the momentum of achieving strong export premiums.  Range expects near-term and long-term benefits of NGL exports out of the Northeast as international demand for NGL products continues to grow.  NGL exports out of Marcus Hook provide Range a unique supply option for that demand. In 2021, Range expects to export over 80% of its propane and butane, the highest percentage of propane and butane exported by any U.S. independent, leading to strong year-over-year improvements in NGL pricing and margins. Higher realized NGL prices for Range in 2021 will lead to a slight increase in processing costs as Range’s processing costs are based on the NGL revenue received, providing a partial hedge against NGL price fluctuations.

Including the impact of basis hedging, Range had a natural gas differential of ($0.14) per mcf during the first quarter.  The Company’s transportation portfolio provides access to natural gas markets in the Gulf Coast, Midwest, and Northeast, with each region benefiting from strong daily sales prices in February. This revenue uplift was partially offset by higher natural gas fuel cost during the quarter which is reflected in transportation, gathering, processing and compression expense. Range remains on track with its natural gas differential to NYMEX guidance of ($0.30) - ($0.40) for the year.

Guidance – 2021

Capital & Production Guidance

Range’s 2021 all-in capital budget is $425 million. Production for full-year 2021 is expected to average approximately 2.15 Bcfe per day, with ~30% attributed to liquids production.

Full Year 2021 Expense Guidance

Direct operating expense:	$0.09 - $0.11 per mcfe
Transportation, gathering, processing and compression expense:	$1.35 - $1.40 per mcfe
Production tax expense:	$0.02 - $0.04 per mcfe
Exploration expense:	$20.0 - $28.0 million
G&A expense:	$0.15 - $0.16 per mcfe
Interest expense:	$0.26 - $0.28 per mcfe
DD&A expense:	$0.47 - $0.50 per mcfe
Net brokered gas marketing expense:	$2.0 - $10.0 million

Full Year 2021 Price Guidance

Based on current market indications, Range expects to average the following price differentials for its production in 2021.

Natural Gas:(1)	NYMEX minus $0.30 to $0.40
Natural Gas Liquids (including ethane):(2)	Mont Belvieu plus $0.50 to $2.00 per barrel
Oil/Condensate:	WTI minus $7.00 to $9.00

(1) Including basis hedging

(2) Weighting based on 53% ethane, 27% propane, 7% normal butane, 4% iso-butane and 9% natural gasoline.

Hedging Status

Range hedges portions of its expected future production volumes to increase the predictability of cash flow and to help maintain a strong, flexible financial position.  As of April 16, 2021, Range had approximately 70% of its remaining expected 2021 natural gas production hedged at an average ceiling price of $2.79 per Mmbtu and an average floor price of $2.60 per Mmbtu.  Similarly, Range hedged approximately 70% of its remaining estimated 2021 crude oil production at an average floor price of $52.00 per barrel and approximately 20% of its remaining expected 2021 NGL revenue.   Please see the detailed hedging schedule posted on the Range website under Investor Relations - Financial Information.

Range has also hedged Marcellus and other basis for natural gas and NGL exports to limit volatility between benchmarks and regional prices.  The combined fair value of the natural gas basis, NGL freight and spread hedges as of March 31, 2021 was a net gain of $10 million.

Conference Call Information

A conference call to review the financial results is scheduled on Tuesday, April 27 at 9:00 a.m. ET. To participate in the call, please dial (877) 928-8777 and provide conference code 3782655 about 10 minutes prior to the scheduled start time.

A simultaneous webcast of the call may be accessed at www.rangeresources.com. The webcast will be archived for replay on the Company's website until May 27.

Non-GAAP Financial Measures

Adjusted net income comparable to analysts’ estimates as set forth in this release represents income or loss from operations before income taxes adjusted for certain non-cash items (detailed in the accompanying table) less income taxes.  We believe adjusted net income comparable to analysts’ estimates is calculated on the same basis as analysts’ estimates and that many investors use this published research in making investment decisions and evaluating operational trends of the Company and its performance relative to other oil and gas producing companies.  Diluted earnings per share (adjusted) as set forth in this release represents adjusted net income comparable to analysts’ estimates on a diluted per share basis.  A table is included which reconciles income or loss from operations to adjusted net income comparable to analysts’ estimates and diluted earnings per share (adjusted).  The Company provides additional comparative information on prior periods along with non-GAAP revenue disclosures on its website.

Cash flow from operations before changes in working capital (sometimes referred to as “adjusted cash flow”) as defined in this release represents net cash provided by operations before changes in working capital and exploration expense adjusted for certain non-cash compensation items.  Cash flow from operations before changes in working capital is widely accepted by the investment community as a financial indicator of an oil and gas company’s ability to generate cash to internally fund exploration and development activities and to service debt.  Cash flow from operations before changes in working capital is also useful because it is widely used by professional research analysts in valuing, comparing, rating and providing investment recommendations of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Cash flow from operations before changes in working capital is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operations, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.  A table is included which reconciles net cash provided by operations to cash flow from operations before changes in working capital as used in this release.  On its website, the Company provides additional comparative information on prior periods for cash flow, cash margins and non-GAAP earnings as used in this release.

The cash prices realized for oil and natural gas production, including the amounts realized on cash-settled derivatives and net of transportation, gathering, processing and compression expense, is a critical component in the Company’s performance tracked by investors and professional research analysts in valuing, comparing, rating and providing investment recommendations and forecasts of companies in the oil and gas exploration and production industry.  In turn, many investors use this published research in making investment decisions.  Due to the GAAP disclosures of various derivative transactions and third-party transportation, gathering, processing and compression expense, such information is now reported in various lines of the income statement.  The Company believes that it is important to furnish a table reflecting the details of the various components of each line in the statement of operations to better inform the reader of the details of each amount and provide a summary of the realized cash-settled amounts and third-party transportation, gathering, processing and compression expense which were historically reported as natural gas, NGLs and oil sales.  This information is intended to bridge the gap between various readers’ understanding and fully disclose the information needed.

The Company discloses in this release the detailed components of many of the single line items shown in the GAAP financial statements included in the Company’s quarterly report on Form 10-Q.  The Company believes that it is important to furnish this detail of the various components comprising each line of the Statements of Operations to better inform the reader of the details of each amount, the changes between periods and the effect on its financial results.

RANGE RESOURCES CORPORATION (NYSE: RRC) is a leading U.S. independent natural gas and NGL producer with operations focused on stacked-pay projects in the Appalachian Basin. The Company is headquartered in Fort Worth, Texas.  More information about Range can be found at www.rangeresources.com.

Included within this release are certain “forward-looking statements” within the meaning of the federal securities laws, including the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, that are not limited to historical facts, but reflect Range’s current beliefs, expectations or intentions regarding future events.  Words such as “may,” “will,” “could,” “should,” “expect,” “plan,” “project,” “intend,” “anticipate,” “believe,” “outlook”, “estimate,” “predict,” “potential,” “pursue,” “target,” “continue,” and similar expressions are intended to identify such forward-looking statements.

All statements, except for statements of historical fact, made within regarding activities, events or developments the Company expects, believes or anticipates will or may occur in the future, such as those regarding future well costs, expected asset sales, well productivity, future liquidity and financial resilience, anticipated exports and related financial impact, NGL market supply and demand, improving commodity fundamentals and pricing, future capital efficiencies, future shareholder value, emerging plays, capital spending, anticipated drilling and completion activity, acreage prospectivity, expected pipeline utilization and future guidance information, are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and Range's future performance are subject to a wide range of business risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements.  Further information on risks and uncertainties is available in Range's filings with the Securities and Exchange Commission (SEC), including its most recent Annual Report on Form 10-K.  Unless required by law, Range undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

The SEC permits oil and gas companies, in filings made with the SEC, to disclose proved reserves, which are estimates that geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions as well as the option to disclose probable and possible reserves.  Range has elected not to disclose its probable and possible reserves in its filings with the SEC.  Range uses certain broader terms such as "resource potential,” “unrisked resource potential,” "unproved resource potential" or "upside" or other descriptions of volumes of resources potentially recoverable through additional drilling or recovery techniques that may include probable and possible reserves as defined by the SEC's guidelines.  Range has not attempted to distinguish probable and possible reserves from these broader classifications. The SEC’s rules prohibit us from including in filings with the SEC these broader classifications of reserves.  These estimates are by their nature more speculative than estimates of proved, probable and possible reserves and accordingly are subject to substantially greater risk of actually being realized.  Unproved resource potential refers to Range's internal estimates of hydrocarbon quantities that may be potentially discovered through exploratory drilling or recovered with additional drilling or recovery techniques and have not been reviewed by independent engineers.  Unproved resource potential does not constitute reserves within the meaning of the Society of Petroleum Engineer's Petroleum Resource Management System and does not include proved reserves.  Area wide unproven resource potential has not been fully risked by Range's management.  “EUR”, or estimated ultimate recovery, refers to our management’s estimates of hydrocarbon quantities that may be recovered from a well completed as a producer in the area. These quantities may not necessarily constitute or represent reserves within the meaning of the Society of Petroleum Engineer’s Petroleum Resource Management System or the SEC’s oil and natural gas disclosure rules. Actual quantities that may be recovered from Range's interests could differ substantially.  Factors affecting ultimate recovery include the scope of Range's drilling program, which will be directly affected by the availability of capital, drilling and production costs, commodity prices, availability of drilling services and equipment, drilling results, lease expirations, transportation constraints, regulatory approvals, field spacing rules, recoveries of gas in place, length of horizontal laterals, actual drilling results, including geological and mechanical factors affecting recovery rates and other factors.  Estimates of resource potential may change significantly as development of our resource plays provides additional data.

In addition, our production forecasts and expectations for future periods are dependent upon many assumptions, including estimates of production decline rates from existing wells and the undertaking and outcome of future drilling activity, which may be affected by significant commodity price declines or drilling cost increases. Investors are urged to consider closely the disclosure in our most recent Annual Report on Form 10-K, available from our website at www.rangeresources.com or by written request to 100 Throckmorton Street, Suite 1200, Fort Worth, Texas 76102.  You can also obtain this Form 10-K on the SEC’s website at www.sec.gov or by calling the SEC at 1-800-SEC-0330.

2021-6

SOURCE:   Range Resources Corporation

Range Investor Contacts:

Laith Sando, Vice President – Investor Relations

817-869-4267

lsando@rangeresources.com

Range Media Contacts:

Mark Windle, Director of Corporate Communications
724-873-3223
mwindle@rangeresources.com

RANGE RESOURCES CORPORATION

STATEMENTS OF OPERATIONS
Based on GAAP reported earnings with additional
details of items included in each line in Form 10-Q
(Unaudited, in thousands, except per share data)

	Three Months Ended March 31,
	2021	2020	%
Revenues and other income:
Natural gas, NGLs and oil sales (a)	$603,347	$432,096
Derivative fair value income	(57,879)	233,175
Brokered natural gas, marketing and other (b)	80,502	28,389
ARO settlement gain (b)	1	—
Other (b)	61	260
Total revenues and other income	626,032	693,920	-10%

Costs and expenses:
Direct operating	17,323	31,585
Direct operating – stock-based compensation (c)	327	450
Transportation, gathering, processing and compression	274,330	284,765
Production and ad valorem taxes	4,625	9,019
Brokered natural gas and marketing	71,885	32,211
Brokered natural gas and marketing – non-cash stock-based compensation (c)	450	413
Exploration	5,152	6,747
Exploration – stock-based compensation (c)	386	330
Abandonment and impairment of unproved properties	3,029	5,413
General and administrative	28,160	33,010
General and administrative – stock-based compensation (c)	9,405	8,029
General and administrative – lawsuit settlements	439	815
General and administrative – bad debt expense	—	400
Exit and termination costs	13,714	1,595
Deferred compensation plan (d)	19,811	(8,537)
Interest expense	54,591	45,457
Interest expense – amortization of deferred financing costs (e)	2,287	2,061
Gain on early extinguishment of debt	35	(12,923)
Depletion, depreciation and amortization	88,383	102,986
Impairment of proved property	—	77,000
Loss (gain) on sale of assets	1,860	(122,099)
Total costs and expenses	596,192	498,727	20%

Income before income taxes	29,840	195,193	-85%

Income tax expense (benefit):
Current	168	(363)
Deferred	2,521	29,361
	2,689	28,998

Net income	$27,151	$166,195	-84%

Net Income Per Common Share:
Basic	$0.11	$0.67
Diluted	$0.11	$0.66

Weighted average common shares outstanding, as reported:
Basic	242,159	246,218	-2%
Diluted	247,527	247,684	0%

(a) See separate natural gas, NGLs and oil sales information table.

(b) Included in Brokered natural gas, marketing and other revenues in the 10-Q.

(c) Costs associated with stock compensation and restricted stock amortization, which have been reflected in the categories associated with the direct personnel costs, which are combined with the cash costs in the 10-Q.

(d) Reflects the change in market value of the vested Company stock held in the deferred compensation plan.

(e)  Included in interest expense in the 10-Q.

RANGE RESOURCES CORPORATION

BALANCE SHEETS
(In thousands)	March 31,	December 31,
	2021	2020
	(Unaudited)	(Audited)
Assets
Current assets	$300,521	$266,508
Derivative assets	29,353	40,012
Natural gas and oil properties, successful efforts method	5,703,095	5,686,809
Transportation and field assets	4,137	4,161
Operating lease right-of-use assets	58,199	63,581
Other	79,355	75,865
	$6,174,660	$6,136,936

Liabilities and Stockholders’ Equity
Current liabilities	$650,426	$673,445
Asset retirement obligations	6,689	6,689
Derivative liabilities	38,319	26,707

Bank debt	116,074	693,123
Senior notes	2,921,750	2,329,745
Senior subordinated notes	17,393	17,384
Total debt	3,055,217	3,040,252

Deferred tax liability	137,810	135,267
Derivative liabilities	5,959	9,746
Deferred compensation liability	107,001	81,481
Operating lease liabilities	38,026	43,155
Asset retirement obligations and other liabilities	87,549	91,157
Divestiture contract obligation	383,816	391,502

Common stock and retained earnings	1,694,342	1,668,146
Other comprehensive loss	(409)	(479)
Common stock held in treasury stock	(30,085)	(30,132)
Total stockholders’ equity	1,663,848	1,637,535
	$6,174,660	$6,136,936

RECONCILIATION OF TOTAL REVENUES AND OTHER INCOME TO TOTAL REVENUE EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands)
	Three Months Ended March 31,
	2021	2020	%

Total revenues and other income, as reported	$626,032	$693,920	-10%
Adjustment for certain special items:
Total change in fair value related to derivatives prior to settlement loss (gain)	18,484	(133,246)
ARO settlement (gain) loss	(1)	—
Total revenues, as adjusted, non-GAAP	$644,515	$560,674	15%

RANGE RESOURCES CORPORATION

CASH FLOWS FROM OPERATING ACTIVITIES
(Unaudited in thousands)

	Three Months Ended March 31,
	2021	2020

Net income	$27,151	$166,195
Adjustments to reconcile net cash provided from continuing operations:
Deferred income tax expense	2,521	29,361
Depletion, depreciation, amortization and impairment	88,383	179,986
Abandonment and impairment of unproved properties	3,029	5,413
Derivative fair value loss (income)	57,879	(233,175)
Cash (payments) settlements on derivative financial instruments	(39,395)	99,929
Divestiture contract obligation	12,995	—
Allowance for bad debts	—	400
Amortization of deferred issuance costs and other	2,081	1,657
Deferred and stock-based compensation	30,054	476
Loss (gain) on sale of assets and other	1,860	(122,099)
Loss (gain) on early extinguishment of debt	35	(12,923)

Changes in working capital:
Accounts receivable	(33,146)	84,345
Inventory and other	122	(4,432)
Accounts payable	34,418	18,660
Accrued liabilities and other	(78,735)	(89,287)
Net changes in working capital	(77,341)	9,286
Net cash provided from operating activities	$109,252	$124,506

RECONCILIATION OF NET CASH PROVIDED FROM OPERATING ACTIVITIES, AS REPORTED, TO CASH FLOW FROM OPERATIONS BEFORE CHANGES IN WORKING CAPITAL, a non-GAAP measure
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Net cash provided from operating activities, as reported	$109,252	$124,506
Net changes in working capital	77,341	(9,286)
Exploration expense	5,152	6,747
Lawsuit settlements	439	815
Exit and termination costs – severance costs only	—	1,595
Non-cash compensation adjustment	1,249	613
Cash flow from operations before changes in working capital – non-GAAP measure	$193,433	$124,990

ADJUSTED WEIGHTED AVERAGE SHARES OUTSTANDING
(Unaudited, in thousands)

	Three Months Ended March 31,
	2021	2020
Basic:
Weighted average shares outstanding	248,306	249,409
Stock held by deferred compensation plan	(6,147)	(3,191)
Adjusted basic	242,159	246,218

Dilutive:
Weighted average shares outstanding	248,306	249,409
Dilutive stock options under treasury method	(779)	(1,725)
Adjusted dilutive	247,527	247,684

RANGE RESOURCES CORPORATION

RECONCILIATION OF NATURAL GAS, NGLs AND OIL SALES AND DERIVATIVE FAIR VALUE INCOME (LOSS) TO CALCULATED CASH REALIZED NATURAL GAS, NGLs AND OIL PRICES WITH AND WITHOUT THIRD PARTY TRANSPORTATION, GATHERING AND COMPRESSION FEES, a non-GAAP measure

(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2021	2020	%
Natural gas, NGL and oil sales components:
Natural gas sales	$335,801	$253,249
NGL sales	230,408	143,239
Oil sales	37,138	35,608
Total oil and gas sales, as reported	$603,347	$432,096	40%

Derivative fair value (loss) income, as reported:	$(57,879)	$233,175
Cash settlements on derivative financial instruments – loss (gain):
Natural gas	1,348	(80,172)
NGLs	30,919	(10,043)
Crude Oil	7,128	(9,714)
Total change in fair value related to derivatives prior to settlement, a non-GAAP measure	$(18,484)	$133,246

Transportation, gathering, processing and compression components:
Natural gas	$161,660	$169,841
NGLs	112,670	114,924
Total transportation, gathering, processing and compression, as reported	$274,330	$284,765

Natural gas, NGL and oil sales, including cash-settled derivatives: (c)
Natural gas sales	$334,453	$333,421
NGL sales	199,489	153,282
Oil sales	30,010	45,322
Total	$563,952	$532,025	6%

Production of oil and gas during the periods (a):
Natural gas (mcf)	130,328,741	145,760,592	-11%
NGL (bbl)	8,742,944	9,633,035	-9%
Oil (bbl)	757,991	868,297	-13%
Gas equivalent (mcfe) (b)	187,334,351	208,768,584	-10%

Production of oil and gas – average per day (a):
Natural gas (mcf)	1,448,097	1,601,765	-10%
NGL (bbl)	97,144	105,858	-8%
Oil (bbl)	8,422	9,542	-12%
Gas equivalent (mcfe) (b)	2,081,493	2,294,160	-9%

Average prices, excluding derivative settlements and before third party transportation costs:
Natural gas (mcf)	$2.58	$1.74	48%
NGL (bbl)	$26.35	$14.87	77%
Oil (bbl)	$49.00	$41.01	19%
Gas equivalent (mcfe) (b)	$3.22	$2.07	56%

Average prices, including derivative settlements before third party transportation costs: (c)
Natural gas (mcf)	$2.57	$2.29	12%
NGL (bbl)	$22.82	$15.91	43%
Oil (bbl)	$39.59	$52.20	-24%
Gas equivalent (mcfe) (b)	$3.01	$2.55	18%

Average prices, including derivative settlements and after third party transportation costs: (d)
Natural gas (mcf)	$1.33	$1.12	18%
NGL (bbl)	$9.93	$3.98	149%
Oil (bbl)	$39.59	$52.20	-24%
Gas equivalent (mcfe) (b)	$1.55	$1.18	31%

Transportation, gathering and compression expense per mcfe	$1.46	$1.36	7%

(a) Represents volumes sold regardless of when produced.

(b) Oil and NGLs are converted at the rate of one barrel equals six mcfe based upon the approximate relative energy content of oil to natural gas, which is not necessarily indicative of the relationship of oil and natural gas prices.

(c) Excluding third party transportation, gathering and compression costs.

(d) Net of transportation, gathering, and compression costs.

RANGE RESOURCES CORPORATION

RECONCILIATION OF INCOME BEFORE INCOME TAXES AS REPORTED TO INCOME BEFORE INCOME TAXES EXCLUDING CERTAIN ITEMS, a non-GAAP measure
(Unaudited, in thousands, except per share data)
	Three Months Ended March 31,
	2021	2020	%

Income from operations before income taxes, as reported	$29,840	$195,193	(85%)
Adjustment for certain special items:
Loss (gain) on sale of assets	1,860	(122,099)
Gain on ARO settlements	(1)	—
Change in fair value related to derivatives prior to settlement	18,484	(133,246)
Abandonment and impairment of unproved properties	3,029	5,413
Loss (gain) on early extinguishment of debt	35	(12,923)
Impairment of proved property and other assets	—	77,000
Lawsuit settlements	439	815
Exit and termination costs	13,714	1,595
Brokered natural gas and marketing – non-cash stock-based compensation	450	413
Direct operating – non-cash stock-based compensation	327	450
Exploration expenses – non-cash stock-based compensation	386	330
General & administrative – non-cash stock-based compensation	9,405	8,029
Deferred compensation plan – non-cash adjustment	19,811	(8,537)

Income before income taxes, as adjusted	97,779	12,433	686%

Income tax expense (benefit), as adjusted
Current	168	(363)
Deferred (a)	24,445	3,108
Net income excluding certain items, a non-GAAP measure	$73,166	$9,688	655%

Non-GAAP income per common share
Basic	$0.30	$0.04	650%
Diluted	$0.30	$0.04	650%

Non-GAAP diluted shares outstanding, if dilutive	247,527	247,684

(a)  Deferred taxes are estimated to be approximately 25% for 2021 and 2020.

RANGE RESOURCES CORPORATION

RECONCILIATION OF NET INCOME, EXCLUDING CERTAIN ITEMS AND ADJUSTED EARNINGS PER SHARE, non-GAAP measures
(In thousands, except per share data)
	Three Months Ended March 31,
	2021	2020

Net income, as reported	$27,151	$166,195
Adjustment for certain special items:
Loss (gain) on sale of assets	1,860	(122,099)
(Gain) loss on ARO settlements	(1)	—
Loss (gain) on early extinguishment of debt	35	(12,923)
Change in fair value related to derivatives prior to settlement	18,484	(133,246)
Impairment of proved property	—	77,000
Abandonment and impairment of unproved properties	3,029	5,413
Lawsuit settlements	439	815
Exit and termination costs	13,714	1,595
Non-cash stock-based compensation	10,568	9,222
Deferred compensation plan	19,811	(8,537)
Tax impact	(21,924)	26,253

Net income excluding certain items, a non-GAAP measure	$73,166	$9,688

Net income per diluted share, as reported	$0.11	$0.66
Adjustment for certain special items per diluted share:
Loss (gain) on sale of assets	0.01	(0.49)
(Gain) loss on ARO settlements	(0.00)	—
Loss (gain) on early extinguishment of debt	0.00	(0.05)
Change in fair value related to derivatives prior to settlement	0.07	(0.54)
Impairment of proved property and other assets	—	0.31
Abandonment and impairment of unproved properties	0.01	0.02
Lawsuit settlements	0.00	0.00
Exit and termination costs	0.06	0.01
Non-cash stock-based compensation	0.04	0.04
Deferred compensation plan	0.08	(0.03)
Adjustment for rounding differences	0.01	0.00
Tax impact	(0.09)	0.11

Net income per diluted share, excluding certain items, a non- GAAP measure	$0.30	$0.04

Adjusted earnings per share, a non-GAAP measure:
Basic	$0.30	$0.04
Diluted	$0.30	$0.04

RANGE RESOURCES CORPORATION

RECONCILIATION OF CASH MARGIN PER MCFE, a non-GAAP measure
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2021	2020

Revenues
Natural gas, NGL and oil sales, as reported	$603,347	$432,096
Derivative fair value (loss) income, as reported	(57,879)	233,175
Less non-cash fair value loss (gain)	18,484	(133,246)
Brokered natural gas and marketing and other, as reported	80,564	28,649
Less ARO settlement and other (gains) losses	(62)	(260)
Cash revenue applicable to production	644,454	560,414

Expenses
Direct operating, as reported	17,650	32,035
Less direct operating stock-based compensation	(327)	(450)
Transportation, gathering and compression, as reported	274,330	284,765
Production and ad valorem taxes, as reported	4,625	9,019
Brokered natural gas and marketing, as reported	72,335	32,624
Less brokered natural gas and marketing stock-based compensation	(450)	(413)
General and administrative, as reported	38,004	42,254
Less G&A stock-based compensation	(9,405)	(8,029)
Less lawsuit settlements	(439)	(815)
Interest expense, as reported	56,878	47,518
Less amortization of deferred financing costs	(2,287)	(2,061)
Cash expenses	450,914	436,447

Cash margin, a non-GAAP measure	$193,540	$123,967

Mmcfe produced during period	187,334	208,769

Cash margin per mcfe	$1.03	$0.59

RECONCILIATION OF INCOME BEFORE INCOME TAXES TO CASH MARGIN
(Unaudited, in thousands, except per unit data)
	Three Months Ended March 31,
	2021	2020

Income before income taxes, as reported	$29,840	$195,193
Adjustments to reconcile income before income taxes to cash margin:
ARO settlements and other gains	(62)	(260)
Derivative fair value loss (income)	57,879	(233,175)
Net cash (payments) receipts on derivative settlements	(39,395)	99,929
Exploration expense	5,152	6,747
Lawsuit settlements	439	815
Exit and termination costs	13,714	1,595
Deferred compensation plan	19,811	(8,537)
Stock-based compensation (direct operating, brokered natural gas and marketing, general and administrative and termination costs)	10,568	9,222
Interest – amortization of deferred financing costs	2,287	2,061
Depletion, depreciation and amortization	88,383	102,986
Loss (gain) on sale of assets	1,860	(122,099)
Loss (gain) on early extinguishment of debt	35	(12,923)
Impairment of proved property	—	77,000
Abandonment and impairment of unproved properties	3,029	5,413
Cash margin, a non-GAAP measure	$193,540	$123,967

SEE WEBSITE FOR OTHER SUPPLEMENTAL INFORMATION FOR THE PERIODS

AND ADDITIONAL HEDGING DETAILS